Exhibit 4.3

Exhibit A to the
Securities Purchase Agreement

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER. SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONAFIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS WARRANT OR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT.

WARRANT TO PURCHASE COMMON STOCK

OF

MAXIM PHARMACEUTICALS, INC.

Issue Date: September 23, 2003	Warrant No.

THIS CERTIFIES that                                              or any subsequent holder hereof (the “Holder”), has the right to purchase from MAXIM PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), up to                      fully paid and nonassessable shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), subject to adjustment as provided herein, at a price per share equal to the Exercise Price (as defined below), at any time beginning on the date which is the six (6) month anniversary of the date on which this Warrant is issued (the date of such issuance being referred to as the “Issue Date”) and, subject to Section 6(c) hereof, ending at 5:00 p.m., pacific time, on the date that is five and one-half (5-1/2) years after the Issue Date (the “Expiration Date”).  This Warrant is issued pursuant to a Securities Purchase Agreement, dated as of September 22, 2003 (the “Securities Purchase Agreement”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Securities Purchase Agreement.

1.                                       Exercise.

(a)                                  Right to Exercise; Exercise Price.  The Holder shall have the right to exercise this Warrant at any time and from time to time during the period beginning on the six (6) month anniversary of the Issue Date and ending on the Expiration Date as to all or any part of the shares of Common Stock covered hereby (the “Warrant Shares”).  The “Exercise Price” for each Warrant Share purchased by the Holder upon the exercise of this Warrant shall be equal to one hundred and ten percent (110%) of the Market Price on the Effective Date (subject to adjustment for the events specified in Section 6 below), provided, that if the Exercise Price is equal to or less than the Closing Bid Price on the Trading Day immediately prior to the Effective Date (subject to adjustment for the events specified in Section 6 below), for purposes of this Warrant the Exercise Price will be deemed to be equal to such Closing Bid Price plus $.01.

(b)                                 Exercise Notice.  In order to exercise this Warrant, the Holder shall send by facsimile transmission, at any time prior to 5:00 p.m., pacific time, on the Business Day on which the Holder wishes to effect such exercise (the “Exercise Date”), to the Company (with a copy to the Transfer Agent (as defined below)) an executed notice of exercise in the form attached hereto as Exhibit A (the “Exercise Notice”), the original Warrant and, in the case of a Cash Exercise (as defined below), the Exercise Price.  In the case of a dispute as to the calculation of the Exercise Price or the number of Warrant Shares issuable hereunder (including, without limitation, the calculation of any adjustment pursuant to Section 6 below), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and shall submit the disputed calculations to a certified public accounting firm of national recognition (other than the Company’s independent accountants) within three (3) Business Days following the date on which the Exercise Notice is delivered to the Company. The Company shall cause such accountant to calculate the Exercise Price and/or the number of Warrant Shares issuable hereunder and to notify the Company and the Holder of the results in writing no later than three (3) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error.  The fees of any such accountant shall be borne by the party whose calculations were most at variance with those of such accountant.

(c)                                  Holder of Record.  The Holder shall, for all purposes, be deemed to have become the holder of record of the Warrant Shares specified in an Exercise Notice on the Exercise Date specified therein, irrespective of the date of delivery of such Warrant Shares.  Except as specifically provided herein, nothing in this Warrant shall be construed as conferring upon the Holder hereof any rights as a stockholder of the Company prior to the Exercise Date.

(d)                                 Cancellation of Warrant.  This Warrant shall be canceled upon its exercise and, if this Warrant is exercised in part, the Company shall, at the time that it delivers Warrant Shares to the Holder pursuant to such exercise as provided herein, issue a new warrant, and deliver to the Holder a certificate representing such new warrant, with terms identical in all respects to this Warrant (except that such new warrant shall be exercisable into the number of shares of Common Stock with respect to which this Warrant shall remain unexercised); provided, however, that the Holder shall be entitled to exercise all or any portion of such new warrant at any time following the time at which this Warrant is exercised, regardless of whether the

Company has actually issued such new warrant or delivered to the Holder a certificate therefor.

2.                                       Delivery of Warrant Shares Upon Exercise.  Upon receipt of an Exercise Notice pursuant to Section 1 above, the Company shall, (A) in the case of a Cash Exercise (as defined below) no later than the close of business on the later to occur of (i) the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice and (ii) such later date on which the Company shall have received payment of the Exercise Price, (B) in the case of a Cashless Exercise (as defined below), no later than the close of business on the third (3rd) Business Day following the Exercise Date set forth in such Exercise Notice, and (C) with respect to Warrant Shares that are the subject of a Dispute Procedure, the close of business on the third (3rd) Business Day following the determination made pursuant to paragraph 1(b) (each of the dates specified in (A), (B) or (C) being referred to as a “Delivery Date”), issue and deliver or caused to be delivered to the Holder the number of Warrant Shares as shall be determined as provided herein. The Company shall effect delivery of Warrant Shares to the Holder by, as long as the Transfer Agent participates in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program (“FAST”), crediting the account of the Holder or its nominee at DTC (as specified in the applicable Exercise Notice) with the number of Warrant Shares required to be delivered, no later than the close of business on such Delivery Date. In the event that the Transfer Agent is not a participant in FAST, or if the Warrant Shares are not otherwise eligible for delivery through FAST, or if the Holder so specifies in an Exercise Notice or otherwise in writing on or before the Exercise Date, the Company shall effect delivery of Warrant Shares by delivering to the Holder or its nominee physical certificates representing such Warrant Shares, no later than the close of business on such Delivery Date.

3.                                       Failure to Deliver Warrant Shares.

In the event that the Holder effects a sale of Common Stock in anticipation of receiving Warrant Shares upon an exercise, and has not received certificates (without any restrictive legend except as expressly required by the Securities Purchase Agreement) representing the number of Warrant Shares specified in the applicable Exercise Notice on or before the Delivery Date therefor (an “Exercise Default”), the Holder shall have the right to receive from the Company an amount equal to (A) the aggregate amount paid by the Holder for shares of Common Stock purchased by the Holder in order to make delivery on such sale minus (B) the aggregate Exercise Price for such Warrant Shares (the payment of which shall not relieve the Company from its obligation to deliver such Warrant Shares to the Holder); provided, that if, in lieu of or in addition to purchasing shares of Common Stock for the purpose of making delivery on such sale, the Holder borrows shares of Common Stock in order to make such delivery, the Holder shall have the additional right to be reimbursed by the Company for all costs associated with effecting such borrowing transaction.

The Holder’s rights and remedies hereunder are cumulative, and no right or remedy is exclusive of any other.  In addition to the amounts specified herein, the Holder shall have the right to pursue all other remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief). The amounts specified herein shall be paid to the Holder in immediately available funds on or before the fifth (5th) Business Day following written notice thereof from the Holder.

4.                                       Exercise Limitations.  In no event shall the Holder be permitted to exercise this Warrant, or part thereof, if, upon such exercise, the number of shares of Common Stock beneficially owned by the Holder (other than shares which would otherwise be deemed beneficially owned except for being subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4), would exceed 4.99% of the number of shares of Common Stock then issued and outstanding (the “Exercise Limit”). As used herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder. To the extent that the limitation contained in this Section 4 applies, the submission of an Exercise Notice by the Holder shall be deemed to be the Holder’s representation that this Warrant is exercisable pursuant to the terms hereof and the Company shall be entitled to rely on such representation without making any further inquiry as to whether this Section 4 applies.  Nothing contained herein shall be deemed to restrict the right of a Holder to exercise this Warrant, or part thereof, at such time as such exercise will not violate the provisions of this Section 4.  This Section 4 may not be amended by the parties; provided, however, that, in the event of a Major Transaction (as defined below), the Holder shall have the right to increase the Exercise Limit to a percentage not greater than 9.9% by delivering notice thereof to the Company at any time following the public announcement of such transaction.

5.                                       Payment of the Exercise Price; Cashless Exercise.  The Holder may pay the Exercise Price in either of the following forms or, at the election of Holder, a combination thereof:

(a)                                  through a cash exercise (a “Cash Exercise”) by delivering immediately available funds, or

(b)                                 if an effective Registration Statement is not available for the resale all of the Warrant Shares issuable hereunder at the time an Exercise Notice is delivered to the Company, through a cashless exercise (a “Cashless Exercise”).  The Holder may effect a Cashless Exercise by surrendering this Warrant to the Company and noting on the Exercise Notice that the Holder wishes to effect a Cashless Exercise, upon which the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y x (A-B)/A

where:                                                                                                             X = the number of Warrant Shares to be issued to the Holder;

Y = the number of Warrant Shares with respect to which this Warrant is being exercised;

A = the Market Price as of the Exercise Date; and

B = the Exercise Price.

For purposes of Rule 144, it is intended and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares required by Rule 144 shall be deemed to have been commenced, on the Issue Date.

6.                                       Anti-Dilution Adjustments; Distributions; Other Events. The Exercise Price and the number of Warrant Shares issuable hereunder shall be subject to adjustment from time to time as provided in this Section 6.  In the event that any adjustment of the Exercise Price or the number of Warrant Shares as required herein results in a fraction of a cent or fraction of a share, as applicable, such Exercise Price or number of Warrant Shares shall be rounded up or down to the nearest cent or share, as applicable.

(a)                                  Subdivision or Combination of Common Stock.  If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Company, at any time after the initial issuance of this Warrant, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionally increased.

(b)                                 Distributions.  If the Company or any of its Subsidiaries shall at any time distribute to holders of Common Stock (or to a holder, other than the Company, of the common stock of any such Subsidiary) cash, evidences of indebtedness or other securities or assets including any dividend or distribution in shares of capital stock of a Subsidiary of the Company (collectively, a “Distribution”) then, in any such case, the Holder of this Warrant shall be entitled to receive, at the same time as such assets are received by a holder of such stock, the same amount and type of securities and assets being distributed pursuant to such Distribution as though the Holder was, as of the record date for such Distribution, the holder of a number of shares of Common Stock into which this Warrant is exercisable as of such record date (without regard to any limitation on exercise of this Warrant).

(c)                                  Major Transactions.  In the event of a merger, consolidation, business combination, tender offer, exchange of shares, recapitalization, reorganization, redemption or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or the Company shall sell all or substantially all of its assets (each of the foregoing being a “Major Transaction”), the Company will give the Holder at least twenty (20) days’ prior written notice of the closing of such Major Transaction, and:  (i) in the event that the holders of Common Stock receive consideration consisting of any combination of cash, common stock or other assets (the “Major Transaction Consideration”) that has a value per share of Common Stock that is less than $32.50 (as adjusted for stock splits, stock dividends and similar events) (the “Major Transaction Threshold”), the Holder shall be permitted to exercise this Warrant in whole or in part at any time prior to the closing of such Major Transaction and shall be entitled to receive, for each share of Common Stock issued or issuable to the Holder pursuant to any such exercise, the same per share consideration payable with respect to all other shares of Common Stock in connection with such Major Transaction, and (ii) in the event that the Holder retains any portion of this Warrant following such closing, the Company will cause the surviving or, in the event of a sale of assets, purchasing entity, as a condition precedent to such Major Transaction, to assume the obligations of the Company under this Warrant, with such adjustments to the Exercise Price and the securities covered hereby as may be necessary in order to preserve the economic benefits of this Warrant to the Holder; provided, however, that if the  value per share of the Major Transaction Consideration is equal to or greater than the Major Transaction Threshold, this Warrant shall expire as to the unexercised portion of this Warrant at the time of such closing.

(d)                                 Adjustments; Additional Shares, Securities or Assets.  In the event that at any time, as a result of an adjustment made pursuant to this Section 6, the Holder of this Warrant shall, upon exercise of this Warrant, become entitled to receive securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 6. Any adjustment made herein that results in a decrease or increase in the Exercise Price shall also effect a proportional increase or decrease, as the case may be, in the number of shares of Common Stock into which this Warrant is exercisable.

7.                                       Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Warrant, but on exercise of this Warrant, the Holder hereof may purchase only a whole number of shares of Common Stock.  If, on exercise of this Warrant, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, the Company shall, in lieu of issuing any such fractional share, pay to the Holder an amount in cash equal to the product resulting from multiplying such fraction by the Market Price as of the Exercise Date.

8.                                       Transfer of this Warrant.

The Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part, as long as such sale or other disposition is made in the pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act.  Upon such transfer or other disposition, (A) the Holder shall deliver this Warrant to the Company together with a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit B (the “Transfer Notice”), indicating the person or persons to whom this Warrant shall be transferred and, if less than all of this Warrant is transferred, the number of Warrant Shares to be covered by the part of this Warrant to be transferred to each such person, and (B) the transferee of this Warrant shall deliver to the Company an investment representation letter in a form reasonably satisfactory to counsel to the Company. Within three (3) Business Days of receiving a Transfer Notice, the original of this Warrant and such representation letter, the Company shall deliver to the each transferee designated by the Holder a Warrant or Warrants of like tenor and terms for the appropriate number of Warrant Shares and, if less than all this Warrant is transferred, shall deliver to the Holder a Warrant for the remaining number of Warrant Shares.

9.                                       Benefits of this Warrant.

This Warrant shall be for the sole and exclusive benefit of the Holder of this Warrant and nothing in this Warrant shall be construed to confer upon any person other than the Holder of this Warrant any legal or equitable right, remedy or claim hereunder.

10.                                 Loss, theft, destruction or mutilation of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

11.                                 Notice or Demands.

Any notice, demand or request required or permitted to be given by the Company or the Holder pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (i) when delivered personally or by verifiable facsimile transmission, unless such delivery is made on a day that is not a Business Day, in which case such delivery will be deemed to be made on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to an overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), addressed as follows:

If to the Company:

Maxim Pharmaceuticals, Inc.
8899 University Center Lane, Suite 400
San Diego, CA 92122

Attn: Tony Altig, Chief Financial Officer

Tel:  (858) 453-4040

Fax: (858) 453-5005

with a copy to:

Cooley Godward LLP
4401 Eastgate Mall
San Diego, CA 92121

Attn:  Lance Bridges, Esq.

Tel:  (858) 550-6000

Fax: (858) 550-6420

and if to the Holder, to such address as shall be designated by the Holder in writing to the Company.

12.                                 Applicable Law.

This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within the State of Delaware.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has duly executed and delivered this Warrant as of the date first above written.

Maxim Pharmaceuticals, Inc.

By:	/s/ Anthony E. Altig
Name: Anthony E. Altig
Title: Chief Financial Officer

EXHIBIT A to WARRANT

EXERCISE NOTICE

The undersigned Holder hereby irrevocably exercises the right to purchase                         of the shares of Common Stock (“Warrant Shares”) of MAXIM PHARMACEUTICALS, INC. evidenced by the attached Warrant (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.                                       Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as:

              a Cash Exercise with respect to                                           Warrant Shares; and/or

              a Cashless Exercise with respect to                                           Warrant Shares, as permitted by Section 5(b) of the attached Warrant.

2.                                       Payment of Exercise Price.  In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the sum of $                              to the Company in accordance with the terms of the Warrant.

Date:

Name of Registered Holder

By:
Name:
Title:

EXHIBIT B to WARRANT

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder of the attached Warrant hereby sells, assigns and transfers unto the person or persons named below the right to purchase                 shares of the Common Stock of MAXIM PHARMACEUTICALS, INC. evidenced by the attached Warrant.

Date:

Name of Registered Holder

By:
Name:
Title:

Transferee Name and Address: